                                                                   EXHIBIT 10.42


             FIRST AMENDMENT TO GUARANTEE REIMBURSEMENT AGREEMENT


     This First Amendment to Guarantee Reimbursement Agreement ("Amendment") dated as of May 30, 1991, is entered into by and between National Medical Enterprises, Inc., a Nevada corporation ("NME") and The Hillhaven Corporation, a Nevada corporation ("New Hillhaven").

                                   RECITALS

     A. New Hillhaven and NME entered into that certain Guarantee Reimbursement Agreement, dated as of January 31, 1990 (as the same may be amended, restated, modified, supplemented, renewed or replaced from time to time, the "Reimbursement Agreement"). Unless otherwise defined herein, the terms defined in the Reimbursement Agreement are used herein as therein defined. The Reimbursement Agreement provides, among other things, for the reimbursement by New Hillhaven of all Obligations paid by NME after the Distribution Date.

     B. New Hillhaven and certain of its Subsidiaries have entered into that certain Master Loan Agreement, dated as of the date hereof (the "Master Loan Agreement"), with THC Facilities Corp. (the "Lender") pursuant to which New Hillhaven and such Subsidiaries (collectively, the "Borrowers") may borrow from time to time amounts up to a total principal sum of $200,000,000 (the "THC facilities Loans").

     C. The THC Facilities Loans may be used by the Borrowers as follows: (l) approximately $117,000,000 for the refinance of certain obligations described in Appendix A to the Reimbursement Agreement, consisting of (a) the spinoff MP Funding Loans, and (b) the Cardinal Put Option MP Funding Loans (collectively referred to herein as the "MP Funding Loans" to the extent not refinanced with THC Facilities Loans and "Refinance Loans" to the extent refinanced with THC Facilities Loans), and (ii) approximately $83,000,000 to finance Parcels and Projects (each as defined in the Master Loan Agreement) (collectively, the "New THC Loans").

     D. The Lender has entered into a Credit Agreement with Swiss Bank Corporation and certain other banks (the "Banks"). It is necessary for the Lender to enter into such Credit Agreement in order for the Lender to make the THC Facilities Loans to the Borrowers. As an inducement to Swiss Bank Corporation and the Banks to enter into the Credit Agreement with the Lender, NME has agreed to guaranty the Lender's obligations under the Credit Agreement up to the principal sum of $200,000,000, pursuant to that certain Guaranty, dated as of the date hereof, in favor of Swiss Bank Corporation and the Banks.

     E. New Hillhaven and NME desire to amend the Reimbursement Agreement (i) to add the THC Facilities Loans as Obligations under the Reimbursement Agreement, (ii) to provide for a special guarantee fee applicable to the New THC Loans, and (iii) to modify the guarantee fee charged for the Refinance Loans during the Interim Period (defined herein).

     NOW THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend, modify and supplement the Reimbursement Agreement as follows:

                                   AGREEMENT


     1.   THC Facilities Loan Obligations.
          -------------------------------

     The obligations of the Borrowers pursuant to the Master Loan Agreement, including, without limitation, the THC Facilities Loans (collectively, the "THC Facilities Loan Obligations") hereby are added as, and shall be deemed to be, "Obligations" under (and as defined in) in the Reimbursement Agreement, and all terms, covenants, and conditions of the Reimbursement Agreement, except as expressly provided herein, shall apply to the THC Facilities Loan Obligations.


     2.   Guarantee Fee.
          -------------

          (a)  New THC Loans.  The guarantee fee provisions of Section 2 of the
               -------------
Reimbursement Agreement shall not apply to the New THC Loans. Instead, New Hillhaven shall pay to NME a guarantee fee equal to 1% per annum of the daily outstanding balance of said New THC Loans. Such guarantee fee shall be paid in quarterly installments on the last business day of each fiscal quarter, with the first installment due August 30, 1991. The principal amount of the New THC Loans shall not be included as part of the outstanding Obligations under Section 2(c)(i) of the Reimbursement Agreement for purposes of calculating the guarantee fee referred to in Section 2 of the Reimbursement Agreement.

          (b)  Refinance Loans.  For the period commencing on the date of the
               ---------------
Master Loan Agreement and continuing through May 31, 1995 (the "Interim Period"), New Hillhaven shall pay NME a guarantee fee equal to 1% per annum on the daily outstanding balance of the Refinance Loans rather than the guarantee fee otherwise applicable to such Refinance Loans pursuant to the provisions of
Section 2 of the Reimbursement Agreement. In the event that any or all of the Refinance Loans are refinanced with THC Facilities Loans after the date of the Master Loan Agreement, the foregoing 1% guarantee fee shall be effective for each Refinance Loan as of the date of such refinancing. Such guarantee fee shall be paid in quarterly installments on the last business day of each fiscal quarter, with the first installment due August 30, 1991. Commencing June l, 1995, the guarantee fee charged for the Refinance Loans shall revert back to the guarantee fee applicable to such Refinance Loans and all other Obligations (other than the New THC Loans) pursuant to the provisions of Section 2 of the Reimbursement Agreement. During the Interim Period, the principal amount of the Refinance Loans shall not be included as part of the outstanding Obligations under Section 2(c)(l) of the Reimbursement Agreement for purposes of calculating the guarantee fee referred to In Section 2 of the Reimbursement Agreement. From and after May 31, 1995, the principal amount of the Refinance Loans shall be Included as part of the outstanding Obligations under Section 2(c)(i) of the Reimbursement Agreement for purposes of calculating the guarantee fee referred to in Section 2 of the Reimbursement Agreement.

          (c)  MP Funding Loans.  To the extent not refinanced by Refinance
               ----------------
Loans, the Obligations consisting of MP Funding Loans shall continue to be Obligations and shall be included as part of the outstanding Obligations under
Section 2(c)(i) of the Reimbursement Agreement for purposes of calculating the guarantee fee referred to in Section 2 of the Reimbursement Agreement. The guarantee fee payable with respect thereto shall be governed by the terms of the Reimbursement Agreement.


     3.   Effect on Reimbursement Agreement.
          ---------------------------------

     Except as expressly amended by this Amendment, all of the terms and conditions of the Reimbursement Agreement shall remain in full force and effect.

     4.   Captions.
          --------

     The captions and headings used herein are for the convenience of reference and shall not be construed in any manner to limit or modify any of the terms hereof.

     5.   Governing Law.
          -------------

     This Amendment shall be governed by and construed in accordance with the laws of the State of California.

     6.   Counterparts.
          ------------

     This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed on its behalf as of the date first set forth above.


                                         NATIONAL MEDICAL ENTERPRISES, INC.


                                         By:[SIGNATURE NOT LEGIBLE]
                                            --------------------------------
                                         Title: Sr. V.P.
                                               -----------------------------

                                         THE HILLHAVEN CORPORATION


                                         By:[SIGNATURE NOT LEGIBLE]
                                            --------------------------------
                                         Title:[SIGNATURE NOT LEGIBLE]
                                               -----------------------------